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                         TRANSFER AGREEMENT


         TRANSFER AGREEMENT No. 1, dated as of October 1, 1995, by National Financial Auto Funding Trust, a Delaware business trust (the "Transferor"), to Harris Trust and Savings Bank, an Illinois banking corporation, not in its individual capacity but solely as trustee (the "Trustee), pursuant to the Pooling and Servicing Agreement referred to below.

                             WITNESSETH:

         WHEREAS, the Transferor, National Auto Finance Company L.P., as Master Servicer, and the Trustee are parties to the Pooling and Servicing Agreement, dated as of October 1, 1995 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to transfer Contracts to the Trustee on behalf of the Trust as part of the corpus of the Trust Estate (as each such capitalized term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee on behalf of the Trust is willing to accept such transfer subject to the terms and condition hereof.

         NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

         1. Defined Terms. All capitalized term used but not defined herein shall have meanings ascribed to them in the Pooling and Servicing Agreement.

             Closing Date shall mean, with respect to the Initial
Initial Contracts transferred hereby, November 21, 1995.

         2. Transfer of Initial Contracts. (a) For value received, the Transferor hereby transfers, assigns, sets-over and conveys to the Trust, without recourse except as set forth in the Pooling and Servicing Agreement, and with the representations, warranties and covenants set forth in the Pooling and Servicing Agreement, on and after the Closing Date, all right, title and interest of the Transferor in, to and under all Initial Contracts listed in Schedule 1 hereto, all monies paid or payable thereunder on or after the applicable Cut-off Date, all Contract Files related thereto, property which secured any such Contract and which has been acquired by Repossession or otherwise, all rights to Insurance Proceeds and Liquidation Proceeds relating thereto and all proceeds of any of the foregoing and all rights to enforce the foregoing.

         3. Delivery of Contract Schedule. The Transferor does hereby deliver to the Trustee on behalf of the Trust herewith a Contract

Schedule containing a true and complete list of each Initial Contract being transferred hereby as of the Closing Date, as the case may be. Such Initial Contract Schedule is marked as Schedule 1 to this
Transfer Agreement and is hereby incorporated in and made a part of this Transfer Agreement and the Pooling and Servicing

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Agreement.

         4. Contract Files. The Transferor does hereby deliver to the Custodian the original motor vehicle retail installment sales contracts and Contract Files for each Contract identified in the Contract Schedule.

         5. Acceptance and Acknowledgement by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest of the Transferor in, to and under the Contracts and other assets transferred hereby, and declares that it shall hold such right, title and interest upon the trust set forth in the Pooling and Servicing Agreement.

         6. Conditions Precedent; Representations and Warranties. The Transferor hereby represents and warrants to the Trustee that all applicable requirements of the Pooling and Servicing Agreement with respect to the transfer of the Contracts transferred hereby have been fully satisfied and that all representations and warranties of the Transferor set forth in Section 2.03(b) of the Pooling and Servicing Agreement are true and correct on and as of the date hereof and all representations and warranties of the Transferor set forth in Section 2.03(c) of the Pooling and Servicing Agreement are true and correct with respect to the Initial Contracts transferred by the Transferor to the Trust hereby. The aggregate outstanding principal balance of the Initial Contracts transferred by the Transferor to the Trust hereby as of the applicable Cut-Off Date is $33,485,922. The Master Servicer hereby represents and warrants to the Trustee that all representations and warranties of the Master Servicer set forth in Section 2.03(a) of the Pooling and Servicing Agreement are ture and correct as of the date hereof.

         7. The Pooling and Servicing Agreement. The Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms, and hereby is ratified and confirmed in all respects.

         8. Counterpart. This Transfer Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument

         9. Limitation of Liability of Trustee. Notwithstanding anything contained herein to the contrary (i) this Transfer Agreement has been accepted by Harris Trust and Savings Bank not in it individual capacity but solely as Trustee and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Transferor hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Transferor, and (ii) under no circumstances shall Harris Trust and Savings Bank be personally liable for the payment of any indebtedness or expenses arising in connection with this Transfer Agreement or the Certificates or otherwise. Notwithstanding the foregoing, the Trustee shall remain and be liable for any breach of its duties and obligations hereunder and under the Pooling and Servicing Agreement.

                                  2

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         IN WITNESS WHEREOF, the undersigned have caused this Transfer
Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                            NATIONAL FINANCIAL AUTO FUNDING TRUST


                            By: THE CHASE MANHATTAN BANK (USA),
                            not in its individual capacity but solely as Owner Trustee of the National Financial Auto Funding Trust


                            By:        /s/ JOHN W. MACK
                               ----------------------------------
                            Name:        JOHN W. MACK
                                 --------------------------------
                            Title:   SECOND VICE PRESIDENT
                                  -------------------------------


                            NATIONAL AUTO FINANCE 1995-1 TRUST


                            HARRIS TRUST AND SAVINGS BANK, not
                            in its individual capacity but solely as Trustee of the National Auto Finance 1995-1 Trust


                            By:      /s/ E. KAY LIEDERMAN
                               ----------------------------------
                            Name:      E. KAY LIEDERMAN
                                 --------------------------------
                            Title:      VICE PRESIDENT
                                  -------------------------------